EX-99.77Q1(b): Copies of the text of any proposal described in answer to sub-item 77D

(b)(1) Money Market Funds Prospectus dated July 31, 2017 is hereby incorporated by reference to Post-Effective Amendment No. 130 filed with the Commission on July 28, 2017 (Accession No. 0001193125-17-240466).